Exhibit 99.1

LENOX GROUP INC. PROVIDES UPDATE

ON STRATEGIC ALTERNATIVES REVIEW PROCESS

Eden Prairie, MN – July 28, 2008 – Lenox Group Inc. (OTCBB: LENX) (“Lenox” or the “Company”) today announced that it had been unsuccessful in finding a buyer for the Company as a whole, at an acceptable price, but continues to actively explore other strategic alternatives.

On January 14, 2008, the Company announced its intention to explore strategic alternatives to enhance its growth prospects and maximize shareholder value. Since that time the Company’s Board of Directors, in conjunction with its financial advisor, Berenson & Company LLC, has conducted a comprehensive and orderly review and evaluation of available strategic, operational and financial alternatives including a sale of the Company, a sale of a portion of the Company, and raising additional equity capital. While difficult market conditions have hampered this process, Lenox is continuing to explore its strategic options, including engaging in advanced discussions regarding the sale of the Department 56 business. No assurance can be given that the Company will receive any acceptable proposals for the Department 56 business or any other portions of the Company.

The Company is pursuing certain actions to strengthen its balance sheet and reduce indebtedness, and has commenced discussions with its term loan and credit facility lenders to restructure its outstanding indebtedness. The Company also stated that it was in compliance with its financial covenants under those facilities as of June 28, 2008, the end of its second fiscal quarter.

Lenox is scheduled to announce its second fiscal quarter results on August 7, 2008.

About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Lenox, Department 56, Gorham and Dansk brand names. The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer channels including catalogs, direct mail, and the Internet.

Forward-looking statements

Any conclusions or expectations expressed in, or drawn from, the statements in this filing concerning matters that are not historical corporate financial results are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. All statements regarding the Company’s expected plans are forward-looking statements. The words “anticipates,” “will,” “expect,” “intends,” and words of similar meaning identify forward-looking statements. Forward-looking statements also include statements of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including, but not limited to, the Company’s ability to successfully implement a strategic alternative, the decision by the Company to explore one or more strategic alternatives, including the ability to reach an acceptable agreement with respect to Department 56, whether the strategic alternatives could result in increasing shareholder value, whether the Company and its lenders will reach agreement with respect to any actions that would strengthen the Company’s balance sheet, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. A further description of these risks and uncertainties and other important factors and assumptions that could cause actual results to differ materially from the Company’s expectations can be found in Item 1A of the Company’s Annual Report on Form 10-K for 2007 dated March 13, 2008 and filed under the Securities Exchange Act of 1934, and in the Company’s other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The expectations and assumptions reflected in such forward-looking statements may prove incorrect. The Company does not undertake any obligation to update or publish in the future any forward-looking statements.

Contact:

Lenox Group Inc.

Fred Spivak, COO/CFO

(267) 525-5095